UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2018

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Basel Street

P.O. Box 3190

Petach Tikva 4951033, Israel

(Address of Principal Executive Offices, including Zip Code)

+972-3-914-8171

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendments

On February 1, 2018, Teva Pharmaceutical Industries Limited (“Teva”) and its lenders entered into amendments (collectively, the “Amendments”) to the following five credit facilities: the Senior Unsecured Revolving Credit Agreement dated as of November 16, 2015 (the “Revolving Credit Agreement”), the Term Loan Credit Agreement, dated as of November 16, 2015 (the “USD Term Loan Credit Agreement”), the Senior Unsecured Fixed Rate Japanese Yen Term Loan Credit Agreement, dated as of March 28, 2012 (the “JPY 2012 Credit Agreement”), the Senior Unsecured Japanese Yen Term Loan Credit Agreement, dated as of December 17, 2013 (the “JPY 2013 Credit Agreement”) and the Senior Unsecured Japanese Yen Term Loan Credit Agreement, dated as of March 22, 2017 (the “JPY 2017 Credit Agreement” and, together with the USD Term Loan Credit Agreement, the JPY 2012 Credit Agreement and the JPY 2013 Credit Agreement, the “Term Loan Credit Agreements”; the Term Loan Credit Agreements, together with the Revolving Credit Agreement, the “Credit Agreements”). As of December 31, 2017, the aggregate principal amount outstanding under the USD Term Loan Credit Agreement was approximately $1.6 billion, the aggregate principal amount outstanding under the JPY 2012 Credit Agreement was approximately $0.3 billion, the aggregate principal amount outstanding under the JPY 2013 Credit Agreement was approximately $0.3 billion, the aggregate principal amount outstanding under the JPY 2017 Credit Agreement was approximately $0.8 billion and no amount was drawn and outstanding under the Revolving Credit Agreement. The amendments received the support of lenders holding approximately 94% of the aggregate loans and undrawn commitments across the five Credit Agreements.

The Amendments revised the maximum permitted “Leverage Ratio” (as such term is defined in the applicable Credit Agreement) in each Credit Agreement as follows:

Four-quarter Test Period ending with the quarters below	Leverage Ratio
Q1 2018	No greater than 5.50x
Q2 2018	No greater than 5.75x
Q3 2018 (1)	No greater than 5.90x
Q4 2018	No greater than 5.90x
Q1 2019 (2)	No greater than 5.75x
Q2 2019	No greater than 5.50x
Q3 2019	No greater than 5.25x
Q4 2019	No greater than 5.00x
Q1 2020	No greater than 4.75x
Q2 2020	No greater than 4.75x
Q3 2020 (3)	No greater than 4.50x
Q4 2020	No greater than 4.00x
Q1 2021	No greater than 4.00x
Q2 2021	No greater than 3.75x
Q3 2021	No greater than 3.50x
Q4 2021 (4)	No greater than 3.50x

(1)   For the JPY 2013 Credit Agreement, the Leverage Ratio set forth for Q3 2018 applies to all subsequent periods.

(2)   For the JPY 2012 Credit Agreement, the Leverage Ratio set forth for Q1 2019 applies to all subsequent periods.

(3)   For the Revolving Credit Agreement and the USD Term Loan Credit Agreement, the Leverage Ratio set forth for Q3 2020 applies to all subsequent periods.

(4)   For the JPY 2017 Credit Agreement, the Leverage Ratio set forth for Q4 2021 applies to all subsequent periods.

The Amendments to each of the Term Loan Credit Agreements provides that certain voluntary prepayments made at the applicable borrower’s discretion with the net cash proceeds from a disposition or an incurrence of third party indebtedness must be applied to the outstanding loans under all of the Term Loan Credit Agreements on a pro rata basis.

In addition, the Amendments restrict the payment of cash dividends on the common equity of Teva when the Leverage Ratio, on a pro forma basis after giving effect to such cash dividend and any other cash dividends since the end of the applicable test period, exceeds 4.75x.

In connection with the Amendments, the aggregate commitments under the Revolving Credit Agreement shall be reduced from $4.5 billion to $3.0 billion.

This description of the Amendments is qualified in its entirety by the Amendments, copies of which are attached hereto as Exhibits 10.1 through 10.5 and incorporated by reference herein.

On February 1, 2018, Teva issued a press release relating to the Amendments, a copy of which is attached hereto as Exhibit 99.1.

Settlement Agreement

On January 31, 2018, Teva and Allergan plc (“Allergan”) entered into a Settlement Agreement and Mutual Releases (the “Agreement”). The Agreement provides that Allergan will make a one-time payment of $700 million to Teva. Such payment is expected during the first quarter of 2018. Teva expects to use this cash payment for repayment of a portion of its term loan debt.

The Agreement also provides that Teva and Allergan will jointly dismiss the working capital dispute arbitration, as described in Teva’s quarterly report on Form 6-K filed on November 2, 2017, as well as actual or potential claims under the Master Purchase Agreement, dated July 26, 2015, by and between Teva and Allergan, for breach of any representation, warranty or covenant (other than any breach of a post-closing covenant not known as of the date of the Agreement). As reported on an amendment to Schedule 13D filed with the Securities and Exchange Commission on January 12, 2018 by Allergan, Allergan beneficially owned approximately 68.7 million of Teva’s ordinary shares as of such date, represented by American Depositary Shares, acquired by Allergan as a portion of the consideration in connection with Teva’s acquisition of Actavis Generics from Allergan under the Master Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Amendment to the Senior Unsecured Revolving Credit Agreement dated as of November 16, 2015.

10.2	Amendment to the Term Loan Credit Agreement dated as of November 16, 2015.

10.3	Amendment to the Senior Unsecured Fixed Rate Japanese Yen Term Loan Credit Agreement, dated as of March 28, 2012.

10.4	Amendment to the Senior Unsecured Japanese Yen Term Loan Credit Agreement, dated as of December 17, 2013.

10.5	Amendment to the Senior Unsecured Japanese Yen Term Loan Credit Agreement, dated as of March 22, 2017.

99.1	Press Release dated February 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LTD.

Date: February 1, 2018	By:	/s/ Michael McClellan
		Name:	Michael McClellan
		Title:	Executive Vice President and Chief
Financial Officer